Exhibit 99.1

For Immediate Release	News Release Contact: Investor Relations (281) 776-7575 ir@tailoredbrands.com Julie MacMedan, VP, Investor Relations Tailored Brands, Inc.

TAILORED BRANDS ADOPTS SHORT-TERM SHAREHOLDER RIGHTS PLAN

FREMONT, Calif. – March 31, 2020 - Tailored Brands, Inc. (NYSE: TLRD) announced today that its board of directors (the “Board”) adopted a short-term shareholder rights plan (the “Rights Plan”) to protect the best interests of all Tailored Brands shareholders. In adopting the Rights Plan, the Board has taken note of the substantial impact of the COVID-19 pandemic on market activity and increased volume and volatility in the trading of the Company’s stock.

The Rights Plan is designed to allow the Company’s shareholders to realize the long-term value of their investment by reducing the likelihood that any person or group would gain control of Tailored Brands through open market accumulation without appropriately compensating the Company's shareholders for such control or providing the Board sufficient time to make informed judgments. The Rights Plan is not intended to prevent or interfere with any action with respect to Tailored Brands that the Board determines to be in the best interests of shareholders.

The Rights Plan is similar to plans adopted by other publicly held companies. The rights will initially trade with Tailored Brands common stock and will generally become exercisable only if any person (or any persons acting as a group) acquires 10% or more of the Company’s outstanding common stock (or 20% in the case of certain passive investors) (the “triggering percentage”). The Rights Plan does not aggregate the ownership of shareholders “acting in concert” unless and until they have formed a group under applicable securities laws. If the rights become exercisable, all holders of rights (other than any triggering person) will be entitled to acquire shares of common stock at a 50% discount or the Company may exchange each right held by such holders for two shares of common stock. Under the Rights Plan, any person which currently owns more than the triggering percentage may continue to own its shares of common stock but may not acquire any additional shares without triggering the Rights Plan.

The Rights Plan has a one-year duration, expiring on March 29, 2021. The Rights Plan may also be terminated, or the rights may be redeemed, prior to the scheduled expiration of the Rights Plan under certain other circumstances.

Additional details regarding the Rights Plan will be contained in a Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission.

Kirkland & Ellis LLP is serving as legal advisor to Tailored Brands.

About Tailored Brands, Inc.

Tailored Brands is a leading omni-channel specialty retailer of menswear, including suits, formalwear and a broad selection of business casual offerings.  We help our customers look and feel their best by delivering personalized products and services through our convenient network of stores and e-commerce sites. Our brands include Men's Wearhouse, Jos. A. Bank, Moores Clothing for Men and K&G.

For additional information on Tailored Brands, please visit the Company’s websites at www.tailoredbrands.com, www.menswearhouse.com, www.josbank.com, www.mooresclothing.com, and www.kgstores.com.

This press release contains forward-looking information, including the Company’s statements regarding the operation or effects of the Rights Plan. In addition, words such as “expects,” “anticipates,” “envisions,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “guidance,” “may,” “projections,” and “business outlook,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements that we make herein are not guarantees of future performance and actual results may differ materially from those in such forward-looking statements as a result of various factors. Factors that might cause or contribute to such differences include, but are not limited to: actions or inactions by governmental entities; domestic and international macro-economic conditions; inflation or deflation; the loss of, or changes in, key personnel; success, or lack thereof, in formulating or executing our internal strategies and operating plans, including new store and new market expansion plans; cost reduction initiatives and revenue enhancement strategies; changes to our capital allocation policy; changes in demand for our retail clothing or rental products; market trends in the retail or rental business; customer confidence and spending patterns; changes in traffic trends in our stores; customer acceptance of our merchandise strategies, including custom clothing; performance issues with key suppliers; disruptions in our supply chain; severe weather; public health crises, including the recent coronavirus outbreak; foreign currency fluctuations; government export and import policies, including the enactment of duties or tariffs; advertising or marketing activities of competitors; the impact of cybersecurity threats or data breaches; legal proceedings and the impact of climate change.

Forward-looking statements are intended to convey the Company’s expectations about the future, and speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by applicable law. However, any further disclosures made on related subjects in our subsequent reports on Forms 10-K, 10-Q and 8-K should be consulted. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all written or oral forward-looking statements that are made by or attributable to us are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.

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